UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): June 15, 2010 (April 13, 2010)

CHINA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On April 13, 2010, we announced the consummation of a share exchange transaction, or the Share Exchange (the "Share Exchange"), with Evercharm Holdings Limited, or "Evercharm", a BVI company, and its direct and indirect subsidiaries, Zhejiang Great Shengda Packaging Co., Ltd.(“Great Shengda”), Hangzhou Shengming Paper Co., Ltd. (“Hangzhou Shengming”) and Zhejiang Shengda Color Pre-printing Co. Ltd.(“Shengda Color”), all of which are PRC limited companies, on a Current Report on Form 8-K, or the Original Filing, that was filed with the Securities and Exchange Commission, or SEC, on April 13, 2010.  We also reported that, in connection with the Share Exchange, we adopted Evercharm’s fiscal year end of December 31, with Evercharm as the accounting acquirer.  We are filing this amendment to the Original Filing  to prevent a lapse in reporting by providing the information required for Evercharm, the accounting acquirer, including its unaudited financial statements for the periods ended March 31, 2010 and March 31, 2009, as set forth in Section 12240.4 of the SEC’s Division of Corporate Finance Financial Reporting Manual.

On May 24, 2010, our board of directors approved the dismissal of Randall Drake as our independent auditor and appointed Bernstein & Pinchuk LLP.  We are also amending the Original Filing to disclose the change of auditors.

Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the date of the Original Filing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below and in the Original Filing. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and file as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, in this report:

  “BVI” refers to the British Virgin Islands;

  “China,” “Chinese” and “PRC,” refer to the People’s Republic of China, excluding Hong Kong, Macao and Taiwan;

  “China Packaging,” “the Company,” “our company,” “we,” “us,” or “our,” refers to the combined business of China Packaging Group Inc., and its wholly-owned subsidiaries, Evercharm, Great Shengda, Shengda Color and Hangzhou Shengming, but do not include the stockholders of China Packaging Group Inc.;

  “Evercharm” refers to Evercharm Holdings Limited, a BVI company and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;

  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

  “Great Shengda” refers to Zhejiang Great Shengda Packaging Co., Ltd., a PRC company and our indirect, wholly-owned subsidiary;

  “Hangzhou Shengming” refers to Hangzhou Shengming Paper Co., Ltd., a PRC corporation and our indirect, 75%-owned subsidiary;

  “Healthplace” refers to us when our name was Healthplace Corporation and before it was changed to China Packaging Group, Inc.;

  “PRC Subsidiaries” refers to our Chinese operating subsidiaries Great Shengda, Shengda Color and Hangzhou Shengming,

  “RMB” refers to Renminbi, the legal currency of China;

  “SEC” refers to the Securities and Exchange Commission;

  “Securities Act” refers to the Securities Act of 1933, as amended;

  “Shengda Color” refers to Zhejiang Shengda Color Pre-printing Co. Ltd., a PRC corporation and our indirect, wholly-owned subsidiary;

  “Shengda Holdings” refers to Shengda (Group) Holdings Limited, an Island of Bermuda company, and

  “U.S. dollar,” “$” and “US$” refer to the legal currency of the United States.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2010, we entered into the Share Exchange Agreement, with Evercharm and Shengda Holdings, the sole shareholder of Evercharm. Pursuant to the Share Exchange Agreement, on April 8, 2010, we acquired 100% of the issued and outstanding capital stock of Evercharm in exchange for 26,962,000 newly issued shares and 638,000 existing shares of our common stock, par value $0.001 per share, which constituted 92% of our issued and outstanding common stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the amendment is qualified in its entirety by reference to the provisions of the document filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 8, 2010, we completed an acquisition of Evercharm pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Evercharm is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are principally engaged in design, manufacture and sale of paper cartons. Paper cartons are flexo printed or color-printed paper cartons in different sizes and strength. We provide packaging solutions for a wide variety of products to food, beverage, household appliance and other consumer product companies.

Over the past 6 years, we have provided packaging solutions to Fortune 500 companies and Top 500 Chinese enterprises, including Hangzhou Wahaha Group Co., Ltd., Nongfu Spring Stock Co., Ltd., Hangzhou Cigarette Company, Samsung’s Chinese subsidiary Suzhou Samsung Electrical Co., Ltd. and Panasonic’s Chinese subsidiary Hangzhou Panasonic Home Electrical Appliance Company.

As of March 31, 2010, we had 1,486 employees. We currently have an annual capacity of 310 million square meters.

Because our recent operations have been limited to the operations of Evercharm and its subsidiaries, the discussion below of our performance is based upon the unaudited financial statements of the PRC Subsidiaries for the periods ended March 31, 2010 and 2009, which are included in this report.

Recent Developments

Reverse Merger

On April 8, 2010, we completed a reverse acquisition transaction through a share exchange with Evercharm and its sole shareholder, Shengda Holdings, whereby we acquired 100% of the issued and outstanding capital stock of Evercharm, in exchange for 27,600,000 shares of our common stock, which shares constituted 92% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Evercharm became our wholly-owned subsidiary and Shengda Holdings, the former shareholder of Evercharm, became our controlling stockholder. See “Description of Business – Our Corporate History and Background –Acquisition of Evercharm” in the Original Filing for more information regarding Evercharm and its subsidiaries.

Upon the closing of the reverse acquisition, Sha Chen, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held and from her position as our sole director effective immediately. Also upon the closing of the reverse acquisition, our board of directors increased its size from one (1) to two (2) members and appointed Nengbin Fang and Congyi Fang to fill the vacancies created by the resignation of Ms. Chen and such increase. In addition, our executive officers were replaced by the Great Shengda executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition, with Evercharm as the acquirer and China Packaging as the acquired party.

Private Placement

On April 29, 2010, we entered into a securities purchase agreement, or Securities Purchase Agreement, with certain accredited investors, or Investors. Pursuant to the Securities Purchase Agreement, we issued to the Investors 1,456,311 shares of our common stock, representing approximately 4.63% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $5 million, or $3.433 per share. For a detailed discussion of the transaction documents relating to this private placement, see our Current Report on Form 8-K that was filed with the SEC on May 5, 2010.

First Quarter Financial Performance Highlights

During the first quarter of 2010, we continued to see strong demand for our products and growth in our revenues. The packaging industry continued to expand during the first quarter of 2010 in large part due to Chinese government policies designed to stimulate the economy and improve infrastructure throughout China, and growth in urbanization and industrialization throughout China.

The following are some financial highlights for the first quarter of 2010:

  Revenue: Revenue increased $5.40 million, or 24.31%, to $27.60 million in the three months ended March 31, 2010 from $22.20 million in same period of 2009.

  Gross Margin: Our gross margin increased $2.09 million, or 35.88%, to $7.93 million during three months ended March 31, 2010 from $5.83 million in same period of 2009.

  Net Income: Our net income increased $1.81 million, or 65.82%, to $4.56 million in three months ended March 31, 2010 from $2.75 million in same period of 2009.

Taxation

United States

We are subject to United States tax at a tax rate of 34% on income allocated to US operations.. No provision for income tax in the United States has been made as China Packaging had no United States taxable income for 2009, 2008 and 2007 and for the three months ended March 31, 2010 and 2009.

British Virgin Islands

Evercharm was incorporated in the BVI and under the current laws of the BVI, is not subject to income tax.

China

Great Shengda was granted a tax benefit and was subject to a 12.5% Enterprise Income Tax, or EIT for fiscal year of 2009 and at 25% since fiscal year of 2010. Hangzhou Shengming was granted 12.5% EIT for 2009, 2010 and 2011. Shengda Color was subject to 25% EIT tax for fiscal years of 2009 and 2010.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement.

We incurred income tax of  $1,364,013 for three months ended March 31, 2010, an increase of $986,009 or 260.85% from the income tax incurred in the same 2009 period, which was $378,004. This increase was mainly attributed to the termination of tax holiday for Great Shengda for 2010.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Periods Ended March 31, 2010 and 2009

	Three Months Ended March 31,
	2010		2009
	Amount	Percent of	Amount	Percent of
	(U.S. dollars)	Revenues	(U.S. dollars)	Revenues
	(Unaudited)		(Unaudited)
Revenues	$27,598,652	100.00%	$22,200,629	100.00%
Cost of goods sold	19,671,879	71.28%	16,366,762	73.72%
Gross margin	7,926,773	28.72%	5,833,867	26.28%
Operating expenses
Selling expenses	1,038,299	3.76%	1,627,160	7.32%
General and administrative expenses	906,422	3.28%	949,455	4.28%
	1,944,721	7.05%	2,576,615	11.61%
Other income (expenses)
Interest income	95,749	0.35%	151,013	0.68%
Interest expense	(152,868)	-0.55%	(279,696)	-1.26%
	(57,119)	-0.21%	(128,683)	-0.58%
Income before income tax expense and noncontrolling interest	5,924,933	21.47%	3,128,569	14.09%

Income tax expense	1,364,013	4.94%	378,004	1.70%
Net income	4,560,920	16.53%	2,750,565	12.39%
Less: net income attributable to noncontrolling interest	(251,609)	-0.91%	(40,274)	-0.18%
Net income attributable to stockholders	$4,309,311	15.61%	$2,710,291	12.21%

Revenues. Revenue increased $5.40 million, or 24.31%, to $27.60 million in the three months ended March 31, 2010 from $22.20 million in same period of 2009. The increase was mainly attributable to: (1) increased demand for our products fueled by rapid industrialization and manufacturing development in China, (2) our successful marketing efforts, (3) our ability to retain existing customers and develop additional large customers, (4) our brand name is recognized by the customers more and more, and (5) we increased the selling price for part of major products.

Cost of good sold. Our cost of good sold increased $3.31 million, or 20.19%, to $19.67 million in three months ended March 31, 2010 from $16.37 million in same period of 2009. This increase was mainly due to the sales increase in three months ended March 31, 2010 compared with same period in 2009. The cost of good sold, as a percentage of revenues, decreased from 73.72% in three months ended March 31, 2009 to 71.28% in same period of 2010. The decrease is due to the improved technology resulting from the continuous process of equipment utilization, which eliminated waste, reduced the time it takes to finish an activity from start to finish, increased production and decreased cycle time.

Gross Margin. Our gross margin increased $2.09 million, or 35.88%, to $7.93 million during three months ended March 31, 2010 from $5.83 million in same period of 2009. Gross margin as a percentage of revenues was 28.72% during three months ended March 31, 2010 as compared to 26.28% during same period of 2009. Such percentage increase was mainly attributable to our efforts to optimize our product mix and maximize our profitability. At the same time, we increased the selling price of some major product to overcome or excess the negative impact from increasing raw material purchase price. In response to the market demand and through intensive sales efforts, we significantly increased our sales to the consumption industry.

Selling Expenses. Our selling expenses decreased $0.59 million, or 36.15%, to $1.04 million during three months ended March 31, 2010 from $1.63 million in same period of 2009. As a percentage of revenues, selling expenses in three months ended March 31, 2010 decreased to 3.76%, as compared to 7.32% for same period of 2009. Due to the less favorable market situation in same period of 2009, we started to make every effort to develop, expand and explore the market, resulting in larger selling expenses in same period of 2009. At the same time, we implemented effective expense controls in 2010 to maximize the utilization of the selling expenses.

General and Administrative Expenses. Our administrative expenses decreased $0.04 million, or 4.53%, to $0.91 million during three months ended March 31, 2010 from $0.95 million in same period of 2009. As a percentage of revenues, administrative expenses in three months ended March 31, 2010 decreased to 3.28%, as compared to 4.28% for same period of 2009. The decrease is mainly attributable to the strict expense controls and improved management efficiency.

Interest Expense.
Our interest expenses decreased $0.13 million, or 45.34%, to $0.15 million during three months ended March 31, 2010 from $0.28 million in same period of 2009. As a percentage of revenues, interest expense in three months ended March 31, 2010 decreased to 0.55%, as compared to 1.26% for same period of 2009. The decrease is mainly attributable to lower short term loan balances in three months ended March 31, 2010 as compared to same period of 2009.

Income Before Income Tax Expense and Noncontrolling Interest. Income before income tax expense and noncontrolling interest increased $2.80 million, or 89.38%, to $5.92 million in three months ended March 31, 2010 from $3.13 million in same period of 2009. Income before income tax expense and noncontrolling interest as a percentage of sales revenue increased to 21.47% in three months ended March 31, 2010, as compared to 14.09% in same period 2009, which was due to the factors described above.

Income Tax Expense. Our income tax expense increased to $1.36 million from $0.38 million during three months ended March 31, 2010 as compared to same period of 2009. The decrease of income tax expensee was mainly attributable to the termination of tax holiday for Great Shengda from 2010.

Net Income. Our net income increased $1.81 million, or 65.82%, to $4.56 million in three months ended March 31, 2010 from $2.75 million in same period of 2009 as a result of the factors described above.

Liquidity and Capital Resources

As of March 31, 2010, we had cash and cash equivalents of $13.7 million and restricted cash of $5.50 million. The following table provides detailed information about our net cash flow for all financial statements periods presented in this report.

Cash Flow
(All amounts in U.S. dollars)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$733,401	$2,380,277
Net cash used in investing activities	(352,851)	(1,066,259)
Net cash provided by financing activities	586,080	-
Effects of foreign currency exchange rate fluctuation	1,187	(10,689)
Net cash flows	$967,817	$1,303,329

Operating Activities

Net cash provided by operating activities was $0.73 million for three months ended March 31, 2010, as compared to $2.38 million net cash provided by operating activities for the same period in 2009. In three months ended March 31, 2010, we experienced significant growth in sales orders due to high market demand. The decrease is attributable to decreased of working capital, (1) increase balance of accounts and notes receivable which was in line with our fast growth of revenue in three months ended March 31, 2010, (2) increase inventory balance as a result of increased purchase price of raw materials and increased quantity of storage level, and (3) off set by increased accounts and notes payable balance financed from suppliers.

Investing Activities

Net cash used in investing activities was $0.35 million for three months ended March 31, 2010, as compared to $1.07 million net cash used in investing activities for the same period in 2009. The decrease was mainly attributable to more payment were settled for purchase of equipment and machinery in three months ended March 31, 2009.

Financing Activities

Net cash provided by financing activities was $0.59 million for three months ended March 31, 2010, as compared to nil for the same period in 2009. The change was mainly due to net impact on the proceeds from and repayments of short-term loans.

All of short-term loans were denominated in RMB for working capital purpose and were guaranteed by SD Group, with average balances of US$13,007,400 and US$17,464,155 and weighted average interest rates of 4.707% and 4.805% for the three months ended March 31, 2010. SD Group is an affiliate of Great Shengda in that it is under the common control of our Chairman Mr. Fang and his family.

We believe that we maintain good relationships with the various banks we deal with and our current available working capital, and bank loans referenced above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Obligations Under Material Contracts

As of the date of the Report, we are party to several loan agreements, including:

  Loan Agreement, dated July 22, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided a loan with a total amount of RMB 18,000,000 (approximately $2,640,000). The agreement is for a term of six months. The interest rate is 4.86% per annum.

  Loan Agreement, dated October 19, 2009, between Great Shengda and Xiaoshan Branch of Bank of China, or Xiaoshan BOC, pursuant to which Xiaoshan BOC provided a loan with a total amount of RMB 10,000,000 (approximately $1,467,000). The agreement is for a term of six months. The interest rate is 4.86% per annum.

  Loan Agreement, dated November 11, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided a loan with a total amount of RMB 30,000,000 (approximately $4,401,000). The agreement is for a term of six months. The interest rate is 4.86% per annum.

  Loan Agreement, dated December 21, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided a loan with a total amount of RMB 15,000,000 (approximately $2,200,500). The agreement is for a term of six months. The interest rate is 4.86% per annum.

  Loan Agreement, dated December 30, 2009, between Hangzhou Shengming and Xiaoshan Branch of Agriculture Bank of China , pursuant to which Xiaoshan Branch of Agriculture Bank of China provided a loan with a total amount of RMB 1,000,000 (approximately $146,700). The agreement is for a term of six months. The interest rate is floating rate of benchmark lending rate announced by People’s Bank of China plus/minus 10% with annual rate of 4.374%.

  Loan Agreement, dated February 3, 2010, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided a loan with a total amount of RMB 20,000,000 (approximately $2,929,502). The agreement is for a term of six months. The interest rate is 4.86% per annum.

  Commercial Bill Acceptance Agreement, dated September 21, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided three commercial bills with a total amount of RMB 10,000,000 (approximately $1,467,000). The commission is 0.05% of the bill amount. In case of any alternation in business mode including re-organization, planning for IPO, disposal of material assets, change of shareholding structure and other events that may affect Great Shengda’s financial status and capacity to perform under the Agreement, Great Shengda shall notify Xiaoshan BOC in a timely manner and if such event may materially and adversely affect Great Shengda’s capacity to repay, such event must obtain Xiaoshan BOC’s consent. Great Shengda notified Xiaoshan BOC its merger with Healthplace and obtained consent from Xianshao BOC.

  Commercial Bill Acceptance Agreement, dated October 15, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided eleven commercial bills with a total amount of RMB 20,000,000 (approximately $2,934,000). SD Group is the guarantor under a Maximum Guarantee Contract. The commission is 0.05% of the bill amount. In case of any alternation in business mode including re-organisation, planning for IPO, disposal of material assets, change of shareholding structure and other events that may affect Shengda’s financial status and capacity to perform under the Agreement, Great Shengda shall notify Xiaoshan BOC in a timely manner and if such event may materially and adversely affect Great Shengda’s capacity to repay, such event must obtain Xiaoshan BOC’s consent. Great Shengda notified Xiaoshan BOC its merger with Healthplace and obtained consent from Xianshao BOC.

Commercial Bill Acceptance Agreement, dated December 28, 2009, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided four commercial bills with a total amount of RMB 20,000,000 (approximately $2,934,000). SD Group is the guarantor under a Maximum Guarantee Contract. The commission is 0.05% of the bill amount. In case of any alternation in business mode including re-organisation, planning for IPO, disposal of material assets, change of shareholding structure and other events that may affect Shengda’s financial status and capacity to perform under the Agreement, Great Shengda shall notify Xiaoshan BOC in a timely manner and if such event may materially and adversely affect Great Shengda’s capacity to repay, such event must obtain Xiaoshan BOC’s consent. Great Shengda notified Xiaoshan BOC its merger with Healthplace and obtained consent from Xianshao BOC.

Commercial Bill Acceptance Agreement, dated January 12, 2010, between Great Shengda and Xiaoshan BOC, pursuant to which Xiaoshan BOC provided seven commercial bills with a total amount of RMB 20,000,000 (approximately $2,934,000). SD Group is the guarantor under a Maximum Guarantee Contract. The commission is 0.05% of the bill amount. In case of any alternation in business mode including re-organisation, planning for IPO, disposal of material assets, change of shareholding structure and other events that may affect Shengda’s financial status and capacity to perform under the Agreement, Great Shengda shall notify Xiaoshan BOC in a timely manner and if such event may materially and adversely affect Great Shengda’s capacity to repay, such event must obtain Xiaoshan BOC’s consent. Great Shengda notified Xiaoshan BOC its merger with Healthplace and obtained consent from Xianshao BOC.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue recognition

We recognize revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue recognition,” or ASC Topic 605. All of the following criteria must exist in order for us to recognize revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Delivery does not occur until products have been shipped to the customers, risk of loss has transferred to the customers and customers’ acceptance has been obtained, or we have objective evidence that the criteria specified in customers’ acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

In the PRC, value added tax, or VAT, of 17% on the invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue to us; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

Accounts and notes receivable

Accounts receivable are recognized and carried at original sales amount less an allowance for uncollectible accounts, as needed.

Accounts receivable are reviewed periodically as to whether they are past due based on contractual terms and their carrying value has become impaired. An allowance for doubtful accounts is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging and prevailing economic conditions. Accounts receivable balances are written off after all collection efforts have been exhausted. No significant account receivable balance was written off for the years ended December 31, 2009, 2008 and 2007.

Notes receivable represent bankers’ acceptances that have been arranged with third-party financial institutions by certain customers to settle their purchases from us. These bankers’ acceptances are non-interest bearing and are collectible within six months. Such sales and purchasing arrangements are consistent with industry practices in the PRC.

There are no outstanding amounts from customers that individually represent greater than 10% of the total balance of accounts receivable for the years presented.

Income taxes

We follows Statement of Financial Accounting Standard, or SFAS, No. 109, “Accounting for Income Taxes,” or ASC Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair value measurements

Financial instruments include cash and cash equivalents, accounts and notes receivable, prepayments and other receivables, short-term loans, accounts and notes payable, other payables and amounts due to related party. The carrying amounts of these financial instruments approximate their fair value due to the short term maturities of these instruments.

We adopted SFAS No. 157, “Fair Value Measurements,” or ASC Topic 820-10, on January 1, 2008 for all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). ASC Topic 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. We have not adopted ASC Topic 820-10 for non financial assets and non financial liabilities, as these items are not recognized at fair value on a recurring basis.

ASC Topic 820-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Topic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Concentration of Risks

Concentration of Credit Risk

Assets that potentially subject us to significant concentration of credit risk primarily consist of cash and cash equivalents, accounts and notes receivable. As of December 31, 2009 and 2008, substantially all of our cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality. Accounts receivable are typically unsecured and are derived from revenue earned from customers in the PRC. The risk with respect to accounts receivable is mitigated by credit evaluations we perform on our customers and its ongoing monitoring process of outstanding balances.

Concentration of Customers

There are no revenues from customers which individually represent greater than 10% of the total revenues for the periods presented.

Current vulnerability due to certain other concentrations

Our operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 30 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

We transact all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China, or the PBOC. However, the unification of the exchange rates does not imply that RMB may be readily convertible into US$ or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

Additionally, the value of RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Recently issued accounting pronouncements

The Financial Accounting Standards Board, or FASB, establishes the Accounting Standards Codification, or ASC

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles,” or ASC Topic 105, which establishes the FASB Accounting Standards Codification, or the Codification or ASC, as the official single source of authoritative U.S. GAAP. All then existing accounting standards were superseded. All other accounting guidance not included in the Codification then is considered non-authoritative. The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, FASB does not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it issues Accounting Standards Updates, or ASUs, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change U.S. GAAP, but it changes the way U.S. GAAP is organized and presented. The Codification is effective for our 2009 annual consolidated financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature are referenced in accordance with the Codification. In order to ease the transition to the Codification, we are providing the Codification cross-reference alongside the references to the standards issued and adopted prior to the adoption of the Codification.

Fair Value Accounting

In April 2009, the FASB issued the following updates that provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities:

FASB Staff Position, or FSP, FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” or ASC Topic 820-10-65. This update relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms the need to exercise judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” or ASC topic 320-10-65. This update applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: (1) the amount related to credit losses (recorded in earnings) and (2) all other amounts (recorded in Other comprehensive income).

FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” or ASC Topic 820-10-65. This update requires a public traded company to disclosure about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods.

The above FSPs are effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. We believe the adoption of the above guidance does not have a material effect on its financial statements.

In August 2009, FASB issued ASU No. 2009-05 which amends ASC Topic 820-10, “Fair Value Measurements and Disclosures – Overall” to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: (1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or (2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This authoritative guidance is effective for fiscal years beginning on or after June 15, 2010. We do not expect the adoption of this guidance to have a material effect on its Financial Statements.

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” or ASC Topic 805. This guidance requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. That replaces cost-allocation process of SFAS No. 141, “Business Combinations” (SFAS 141), which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. This guidance also requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, this guidance requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer.

This guidance is required to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. There was no business combination occurred for the year ended December 31, 2009.

In April 2009, the FASB issued Staff Position No. FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies,” or ASC Topic 805-20. This updated guidance amended the accounting treatment for assets and liabilities arising from contingencies in a business combination and requires that pre-acquisition contingencies be recognized at fair value, if fair value can be reasonably determined. If fair value cannot be reasonably determined, measurement should be based on the best estimate in accordance with SFAS No. 5, “Accounting for Contingencies,” or ASC Topic 450. We do not have any assets acquired or liabilities assumed in a business combination that arise from contingencies.

Other Accounting Changes

In December 2007, the FASB issued SFAS No.160, “Noncontrolling Interests in Consolidated Financial Statements (as amended)” or ASC Topic 810-10. This guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It changes the way the consolidated income statement is presented and requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It eliminates the requirement to apply purchase accounting to a parent's acquisition of noncontrolling ownership interests in a subsidiary. It requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This guidance shall be applied prospectively as of the beginning of the fiscal year in which this guidance is initially applied, except for the presentation and disclosure requirements. We have retrospectively apply the presentation and disclosure requirements for all periods presented and believes the adoption of this guidance had no material effect on its financial position and results of operations.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” or ASC Topic 855, which is effective for interim or annual financial periods ending after June 15, 2009. ASC Topic 855 establishes general standards of accounting and disclosure of events that occur after the balance sheet but before financial statements are issued or are available to be issued. However, since we are a public entity, management is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This authoritative guidance became effective for interim or annual periods ending after June 15, 2009. The adoption of this guidance did not have a material effect on the our financial statements.

In February 2010, FASB issued ASU No. 2010-09 which removes the requirement for an SEC filer to disclose a date in both issued and revised financial statements. This amendment shall be applied prospectively for interim or annual financial periods ending after June 15, 2010. The management does not believe the adoption will have a material effect on the Group’s financial statements.

During 2009 and 2010, the FASB has issued several ASU’s – ASU No. 2009-02 through ASU No. 2010-13. Except for ASU’s No. 2009-05 discussed above, the ASU’s entail technical corrections to existing guidance or affect guidance related to specialized industries or entities and therefore have minimal, if any, impact on the Group.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Prior to May 24, 2010, our independent registered public accounting firm was Randall N. Drake, CPA PA, or Randall Drake, while Evercharm’s independent registered public accounting firm was Bernstein & Pinchuk LLP, or B&P. On May 24, 2010, our board of directors approved the dismissal of Randall Drake, as our independent auditor, effective immediately.

Randall Drake’s reports on our financial statements as of the fiscal years ended June 30, 2009 and June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal years ended June 30, 2009 and June 30, 2008 contained a going concern qualification as to the ability of us to continue.

During the years ended June 30, 2009 and 2008 and the subsequent interim period through the date of Randall Drake’s dismissal on May 24, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Randall Drake, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal years ended June 30, 2009 and 2008, and any later interim period, including the interim period up to and including the date the relationship with Randall Drake ceased.

We furnished Randall Drake with a copy of this disclosure on May 24, 2010, providing Randall Drake with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Randall Drake, dated May 24, 2010 is filed as Exhibit 16.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Consolidated Financial Statements of Evercharm for the periods ended March 31, 2010 and March 31, 2009 are included herewith as Exhibit 99.1. The Company previously filed in a Current Report on Form 8-K that was filed with the SEC on April 13, 2010, financial statements of Evercharm which included: (i) Audited consolidated financial statements of Evercharm for the years ended December 31, 2009, December 31, 2008 and December 31, 2007; and (ii) Unaudited Pro Forma Combined Financial Statements of Evercharm for the years ended December 31, 2009, December 31, 2008 and December 31, 2007. The Company is filing the attached Financial Statements in accordance with paragraph 12240.4 of the Financial Reporting Manual which covers situations involving reverse acquisitions where the registrant elects to adopt the fiscal year of the accounting acquirer.

(b)	Pro Forma Financial Information

Pro Forma Financial Information giving effect to the acquisition of Evercharm and its subsidiaries is included herewith as Exhibit 99.2.

(c)	Exhibits

The following documents are filed as part of this report or incorporated by reference:

Exhibit No.	Description
16	Letter from Randall N. Drake, CPA PA regarding change in certifying accountant.
99.1	Consolidated Financial Statements of Evercharm for the periods ended March 31, 2010 and March 31, 2009.
99.2	Unaudited Pro Forma Combined Financial Statements of Evercharm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2010

CHINA PACKAGING GROUP INC.

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)

/s/ TJ Wu
TJ Wu
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Randall N. Drake, CPA PA regarding change in certifying accountant.
99.1	Consolidated Financial Statements of Evercharm for the periods ended March 31, 2010 and March 31, 2009.
99.2	Unaudited Pro Forma Combined Financial Statements of Evercharm.